EXHIBIT 23.1

                     SPEAR, SAFER, HARMON & CO. LETTERHEAD


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Form 10-KSB being filed under the Securities Exchange Act of 1934 by Andean Development Corporation of our report dated February 5, 1998, relating to our examinations of the consolidated financial statements of Andean Development Corporation as of December 31, 1997 and 1996 appearing in the aforementioned Form 10-KSB.



/S/ SPEAR, SAFER, HARMON & CO.
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Spear, Safer, Harmon & Co.

Miami, Florida
April 10, 1998